UNITED STATES SECURITIES
                             AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 3 to

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            THE DIAMOND CARTEL, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                       6770                     80-0914174
-------------------------------  -------------------------    -----------------------
(State or other jurisdiction of (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)   Classification Code No.)    Identification Number)

                               28 Banting Crescent
                                 London, Ontario
                                 Canada N6G 4G2
                                 (519) 619-4370
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                           Michel Atlidakis, President
                               28 Banting Crescent
                                 London, Ontario
                                 Canada N6G 4G2
                                 (519) 619-4370
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                 William T. Hart
                                Hart & Hart, LLC
                               1624 Washington St.
                                Denver, CO 80203

As soon as practicable after the effective date of this Registration Statement Approximate date of commencement of proposed sale to the public:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer        [ ]            Accelerated filer          [ ]
Non-accelerated filer          [ ]            Smaller reporting company  [X]
(Do not check if a smaller reporting company) Emerging growth company    [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided by Section 7(a)(2)(B) of the Securities Act. [X]


                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

Title of Each                     Proposed        Proposed
Class of            Amount        Maximum          Maximum
Security Being      Being      Offering Price     Aggregate      Amount of
Registered        Registered   per Share (1)   Offering Price  Registration Fee
-------------------------------------------------------------------------------

 Common Stock       3,000,000       $ 0.05          $150,000         $18

(1) Offering price computed in accordance with Rule 457.


Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance as a result of any stock dividends, stock splits or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                            THE DIAMOND CARTEL, INC.

      We are offering up to 3,000,000 shares of our common stock to the owners of one or more business that we may acquire. Until a pubic market develops for our common stock, the shares we are offering will be valued at $0.05 per share for the purpose of any acquisition. If and when a public market develops for our common stock, the shares we are offering, assuming we have not completed an acquisition by that time, will be valued at a discount to the trading price of our common stock. The discount will be determined by our board of directors. As of the date of this prospectus we had not identified any business that we may attempt to acquire.

      As of the date of this prospectus there was no public market for our common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      These securities are speculative and involve a high degree of risk. For a description of certain important factors that should be considered by prospective investors, see "risk factors" beginning on page 6 of this prospectus.
















                The date of this prospectus is January __, 2018.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED DESCRIPTIVE INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND SHOULD CONSIDER, AMONG OTHER FACTORS, THE MATTERS SET FORTH UNDER THE "RISK FACTORS."

Implications of Being an Emerging Growth Company

     We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

     o a requirement to have only two years of audited financial statements and only two years of related MD & A;

     o    reduced disclosure concerning executive compensation arrangements;

     o exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxely Act of 2002; and

     o No non-binding advisory votes on executive compensation or golden parachute arrangements.

      We have taken advantage of some of these exemptions in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      In addition, Section 107 of the JOBS act also provides that an emerging growth company can take advantage of the extended transition period provided in
Section 7(a)(2)(b) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

      We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which annual gross revenue exceeds $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

General


     We are a Blank Check Company formed in Delaware on August 17, 2005, with plans for effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as a business combination. We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.


The Offering

      By means of this prospectus we are offering up to 3,000,000 shares of our common stock to the owners of one or more business that we may acquire. As of the date of this prospectus we had not identified any business that we may attempt to acquire.


       The acquisition of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of any relevant operating history, losses since we were incorporated, the possible need for us to sell shares of our common stock to raise capital and our auditors, in their report on our financial statements for the year ended April 30, 2017 and 2016, expressed substantial doubt as to our ability to continue in business. See the "Risk Factors" section of this prospectus below for additional Risk Factors.


      As of the date of this prospectus, we had 895,750 outstanding shares of common stock.

Forward-Looking Statements

     This prospectus contains or incorporates by reference forward-looking statements, concerning our financial condition, results of operations and business. These statements include, among others:

     o statements concerning the benefits that we expect will result from the business activities that we contemplate; and

     o statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

     You can find many of these statements by looking for words such as "believes", "expects", "anticipates", "estimates" or similar expressions used in this prospectus.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied in those statements. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied. We caution you not to put undue reliance on these statements, which speak only as of the date of this prospectus.

      To the extent, the information contained in this prospectus, changes in any material respect, we will amend this prospectus.

                                  RISK FACTORS

      This section discloses all material risks known to us. We do not make, nor have we authorized any other person to make, any representation about the future market value of our common stock. In addition to the other information contained in this registration statement, the following factors should be considered carefully in evaluating an investment in our securities. If any of the risks discussed below materialize, our current and intended business could fail and our common stock could decline in value or become worthless.

We are an emerging growth company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

     We are a development stage company with no operating results, and we will not commence operations until we complete a business combination. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our business combination. If we fail to complete our business combination, we will never generate any operating revenues.

Our stockholders may not be afforded an opportunity to vote on any proposed business combination, which means we may complete a business combination even though a majority of our stockholders do not support such a combination.

      We may not hold a stockholder vote before we complete a business combination unless the business combination would require stockholder approval under applicable law or if we decide to hold a stockholder vote for business or other legal reasons. Accordingly, we may complete a business combination even if a majority of our shareholders do not approve of the business combination.

Because we are not limited to a particular industry sector or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business' operations.

     We will seek to complete a business combination with an operating company. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business's operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our common stock will ultimately prove to be profitable.


Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.


      Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into a business combination will not have all of these positive attributes. If we complete a business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines.

We may seek investment opportunities with a financially unstable business or an entity lacking an established record of sales or earnings.

      To the extent we complete a business combination with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although management will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We may have a limited ability to assess the management of a prospective target business and, as a result, we may complete conducting a business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

      When evaluating the desirability of conducting a business combination with a prospective target business, our ability to assess the target business' management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target's management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target's management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of a business combination. The loss of a business combination target's key personnel could negatively impact the operations and profitability of our post-combination business.

      The role of an acquisition candidate's key personnel upon the completion of a business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate's management team will remain associated with the acquisition candidate following a business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

We may attempt to complete a business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

      In pursuing our acquisition strategy, we may seek to complete a business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We may never be profitable.

      Since we recently adopted a new business plan, it is difficult for potential investors to evaluate our business. We will need to raise additional capital in order to fund our operations. There can be no assurance that we will be profitable or that our shares will have any value.


      There is substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We incurred an accumulated deficit as of October 31, 2017 of $(486,570), and further losses are anticipated in the development of our business.


      Our ability to continue as a going concern is dependent upon our becoming profitable in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. There is no guarantee that we will be successful in achieving these objectives.

     Since our officers plan to devote only a portion of their time to our business, our chances of being profitable will be less than if we had full time management. As of the date of this prospectus we had one officer. This officer is employed at other companies and his other responsibilities could take precedence over his duties to us.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares.

      Trading of our common stock will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and "accredited investors." For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

      There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

We are an "emerging growth company," subject to less stringent reporting and regulatory requirements of other publicly-held companies, and this status may have an adverse effect on our ability to attract interest in our common stock.

     We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or "JOBS Act." As long as we remain an "emerging growth company," we may take advantage of certain exemptions from various reporting and regulatory requirements that are applicable to other public companies that are not an "emerging growth company." We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

                           MARKET FOR OUR COMMON STOCK

      There is no current public market for our common stock.

      Approximately 256,000 shares of our common stock have satisfied the resale requirements of Securities and Exchange Commission Rule 144.

      Holders of our common stock are entitled to receive dividends as may be declared by the Board of Directors. Our Board of Directors is not restricted from paying any dividends but is not obligated to declare a dividend. No cash dividends have ever been declared and it is not anticipated that cash dividends will ever be paid. We currently intends to retain any future earnings to finance future growth. Any future determination to pay dividends will be at the discretion of our directors and will depend on our financial condition, results of operations, capital requirements and other factors the board of directors considers relevant.

       Our Certificate of Incorporation authorizes the Board of Directors to issue up to 1,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow directors to issue preferred stock with multiple votes per share and dividend rights, which would have priority over any dividends paid with respect to the holders of common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by management.


     As of January 31, 2018, we had approximately 40 shareholders of record and 895,750 outstanding shares of common stock.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview


      We are currently a Blank Check Company incorporated on August 17, 2005 as a Delaware corporation. We plan to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions directly or indirectly, with respect to identifying any business combination target. We intend to effectuate a business combination.


      The issuance of additional shares of our stock in a business combination:

     o may significantly dilute the equity interest of investors in this offering;

     o may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

     o could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

     o may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of us; and

     o    may adversely affect prevailing market prices for our common stock.

      Similarly, if we issue debt securities, it could result in:

     o    default and foreclosure on our assets if our operating  revenues after
          an  business   combination   are   insufficient   to  repay  our  debt
          obligations;

     o acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

     o our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

     o our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

     o    our inability to pay dividends on our common stock;

     o    using a  substantial  portion  of our cash flow to pay  principal  and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

     o limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

     o increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

     o limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.


     As indicated in the accompanying financial statements, at October 31, 2017 we had no cash and liabilities of $32,576. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete our business combination will be successful.

      Until we complete an acquisition, we may seek to raise additional funds through a private offering of debt or equity to fund our operations, including the costs associated with being a public company. We are not a party to any arrangement or understanding with any third party with respect to raising any additional capital.

Results of Operations and Known Trends or Future Events

      We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our business combination. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.


Results of Operations for the year ended April 30, 2017

      For the year ended April 30, 2017, we reported a net loss of $23,275, as compared to $1,434 for the year ended April 30, 2016. The change in net loss between the years ended April 30, 2017 and 2016 was primarily attributable to the increase in general and administrative expense for the year ended April 30, 2017 due to an increase in professional fees associated with the Company's Registration Statement on Form S-1.

Revenue and Operating Expenses

                                                     Year Ended
--------------------------------------------------------------------------------
                                        April 30, 2017        April 30, 2016
--------------------------------------------------------------------------------

Revenue                              $                -         $       -
------------------------------------------------------------------------------

Operating Expense                                23,275             1,434
------------------------------------------------------------------------------

Net Loss                             $          (23,275)        $  (1,434)
------------------------------------------------------------------------------

     Operating Expenses - Operating expenses for the year ended April 30, 2017, was $23,275 as compared to $1,434 for the year ended April 30, 2016. The increase is primarily attributable to the increase in professional fees associated with the Company's Registration Statement on Form S-1.

Liquidity and Capital Resources

Working Capital


--------------------------------------------------------------------------------
                                     April 30, 2017         April 30, 2016
--------------------------------------------------------------------------------

Current Assets                          $       -            $        -
------------------------------------------------------------------------------

Current Liabilities                     $  28,197            $    4,922
------------------------------------------------------------------------------

Working Capital Deficiency              $ (28,197)           $   (4,922)
------------------------------------------------------------------------------

      Liquidity is a measure of our ability to meet potential cash requirements, fund our operations and other general business needs. Our liquidity, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

      We have financed our operations to date through the funding by related party loans. We believe our current available cash may be insufficient to meet our cash needs for the near future if we do not receive additional funding. It could be necessary to source liquidity from other financing alternatives should any such scenario arise. There can be no assurance that financing will be available in amounts or terms acceptable to us, if at all.

      Claims against working capital include accounts payable and accrued expenses and amounts due to related party. The Company had working capital deficiency of $28,197 and $4,922, respectively, as of April 30, 2017 and 2016.

Cash Flow Information

      Net cash used in operating activities for the year ended April 30, 2017 and 2016 was $13,099 and $-0-, respectively. The increase in cash used in operating activities was primarily related to the costs associated with filing our registration statement on Form S-1. We did not have any net cash activity associated with investing activities for the years ended April 30, 2017 and 2016.

      Net cash provided by financing activities for the year ended April 30, 2017 and 2016 was $13,099 and $-0-, respectively. The increase in cash provided by financing activities was primarily related to the loan proceeds from related party.

Results of Operations for the six months ended October 31, 2017

      For the six months ended October 31, 2017, we reported a net loss of $4,157, as compared to $15,842 for the six months ended October 31, 2016. The change in net loss between the six months periods ended October 31, 2017 and 2016 was primarily attributable to the decrease in general and administrative expense for the six months ended October 31, 2017 due to a decrease in professional fees associated with the Company's Registration statement on Form S-1.

Revenue and Operating Expenses

                                                  Six Months Ended
--------------------------------------------------------------------------------
                                       October 31, 2017      October 31, 2016
--------------------------------------------------------------------------------

Revenue                              $                -     $             -
--------------------------------------------------------------------------------

Operating Expense                    $            4,157              15,842
--------------------------------------------------------------------------------

Net Loss                             $           (4,157)    $       (15,842)
--------------------------------------------------------------------------------

      Operating Expenses - Operating expenses for the six months ended October 31, 2017, was $4,157 as compared to $15,842 for the six months ended October 31, 2016. The decrease is primarily attributable to the decrease in general and administrative expense associated with the Company's Registration Statement on Form S-1.

Liquidity and Capital Resources

Working Capital

--------------------------------------------------------------------------------
                                    October 31, 2017        April 30, 2017
--------------------------------------------------------------------------------

Current Assets                    $               222   $                  -
--------------------------------------------------------------------------------

Current Liabilities               $            32,576   $             28,197
--------------------------------------------------------------------------------

Working Capital Deficiency        $           (32,354)  $            (28,197)
--------------------------------------------------------------------------------

      Liquidity is a measure of our ability to meet potential cash requirements, fund our operations and other general business needs. Our liquidity, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

      We have financed our operations to date through the funding by related party loans. We believe our current available cash may be insufficient to meet our cash needs for the near future if we do not receive additional funding. It could be necessary to source liquidity from other financing alternatives should any such scenario arise. There can be no assurance that financing will be available in amounts or terms acceptable to us, if at all.

      Claims against working capital include accounts payable and accrued expenses and amounts due to related party. The Company had working capital deficiency of $32,354 and $28,197 as of October 31, 2017 and April 30, 2017.

Cash Flow Information

     Net cash used in operating activities for the six months ended October 31, 2017 and 2016 was $10,395 and $13,119, respectively. The decrease in cash used in operating activities was primarily related to the decrease in costs associated with filing our registration statement on Form S-1. We did not have any net cash activity associated with investing activities for the nine ended April 30, 2017 and 2016.

      Net cash provided by financing activities for the six months ended October 31, 2017 and 2016 was $10,395 and $13,119, respectively. The decrease in cash provided by financing activities was primarily related to a decrease in the loan proceeds from related party.


Controls and Procedures

      We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending April 30, 2018. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Related Party Transactions

      In September, 2005 we acquired all of the outstanding shares of the Diamond Cartel Inc. (Canada), an Ontario, Canada corporation, for 187,500 shares of our common stock. At the time of this acquisition, the assets of Diamond (Canada) consisted of the concept for the Diamond Cartel's business plan and the software which was to be used by the Diamond Cartel for its website and internal operations. Michel Atlidakis is the sole officer and director of the Diamond Cartel Inc. (Canada). In connection with this acquisition Mr. Atlidakis, our officer and director, received 154,725 shares of the Diamond Cartel's common stock.

      On June 25, 2007 Mr. Atlidakis purchased 464,175 shares of our Series A preferred stock. On October 15, 2010 Mr. Atlidakis converted these Series A preferred shares into 344,175 shares of our common stock.


      As of January 31, 2018 we owed Mr. Atlidakis $28,416 for expenses incurred on our behalf. The amount we owe Mr. Atlidakis is non-interest bearing, unsecured, and due on demand.


Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

      As of the date of this prospectus, we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.

Critical Accounting Policies and New Accounting Pronouncements

      See Note 3 to the audited financial statements included as part of this prospectus, for a description of the Company's critical accounting policies and the potential impact of the adoption of any new accounting pronouncements.


CHANGES IN CERTIFYING ACCOUNTANT

     On December 17, 2017 we dismissed MaloneBailey, LLP as our independent registered accounting firm. None of the reports of MaloneBailey on our financial statements contained an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern paragraph in MaloneBailey's reports on our financial statements as of and for the years ended April 30, 2016 and 2015.

      During our two most recent fiscal years and the interim period preceding the date of termination, there were no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to MaloneBailey's satisfaction, would have caused them to refer to the subject matter of the disagreement(s) in connection with their reports.

      On December 17, 2017, we engaged Paritz & Company, P.A. as our independent registered public accounting firm. During the two most recent years, and the subsequent interim period through the date of engagement, neither we, nor anyone engaged on our behalf, consulted with Paritz & Company regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

      The change in our independent accountants was approved by our Directors.


                                PROPOSED BUSINESS

Introduction


      We are currently a Blank Check Company incorporated on August 17, 2005 as a Delaware Corporation. We plan to acquire a privately held company using shares of our common stock. We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to identifying any business combination target.


Business Strategy

      We intend to pursue an acquisition opportunity in any business industry or sector. However, we believe the following general criteria and guidelines are important in evaluating prospective target businesses, but we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

     o High-Growth Markets. We will seek out opportunities in faster-growing segments of developed markets and emerging international markets. Our management has extensive experience operating media businesses and leading transactions in international markets.

     o Business with Revenue and Earnings Growth Potential. We will seek to acquire one or more businesses that have multiple, diverse potential drivers of revenue and earnings growth, including but not limited to a combination of development, production, digital and distribution capabilities and balance sheet management. We will focus on assets that currently are undervalued or sub-optimally managed, including those undergoing debt or operational restructuring, where our management is well-positioned to unlock their value.

     o Companies with Potential for Strong Free Cash Flow Generation. We will seek to acquire one or more businesses that have the potential to generate strong and stable free cash flow.

     We anticipate structuring our business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our business combination could own less than a majority of our outstanding shares subsequent to our business combination.

     We plan to acquire another entity solely with shares of our common stock. In this offering, we are not raising any capital and none of our shareholders are selling their shares. At some point in time, after the effective date of our registration statement, of which this prospectus is a part, we will identify a business we want to acquire and will begin to negotiate the terms of the potential acquisition. Once the terms have been agreed upon, we will sign an agreement with the shareholders of the target entity reflecting the terms of the acquisition.

     Once we enter into an agreement to acquire the target entity, we will file an 8-K report under Item 1.01 of Form 8-K, which will contain all the information required by Rule 144(i)(2), as well as the number of shares we propose to issue in connection with the acquisition and the method we used to determine the value of the target entity. We will also file a post-effective amendment to our registration statement disclosing the same information in the 8-K report, plus any other information required by the instructions to Form S-1 and Regulation S-X.

      The agreement with the shareholders of the target entity will provide, among other things, that our offer to exchange shares of our common stock for shares of the target entity is subject to:

     o    The shareholder's receipt of the post-effective amendment;

     o The shareholders of the target entity owning a certain percentage of the outstanding shares of the target entity affirming the exchange of their shares for the shares of our common stock. The percentage required for affirmation will be negotiated between us and the target entity.

      The agreement with the shareholders of the target entity will be with each shareholder. No merger will be involved and it is not expected the target entity will not call a meeting of its shareholders to approve the terms of the agreement.


     The acquisition of the target entity will be approved by our board of directors. We will not call a meeting of our shareholders to approve the acquisition of the target entity. Our shareholders will not be entitled to dissenters' rights in connection with the acquisition of the target entity.


      Once we complete the acquisition of the target entity, we will file an 8-K report under Item 2.01 of Form 8-K.

      We will not issue any shares of our common stock until the shareholders of the target entity, owning the minimum number of shares required by our agreement with the target entity, have accepted our offer with respect to the exchange of their shares for shares of our common stock.

      We will determine the value of any business we acquire based upon:

     o    the value of the assets less the liabilities of the business;

     o    the anticipated earnings of the business, or

     o    a combination of the foregoing.

Status as a public company

      We believe our structure will make us an attractive business combination partner to target businesses. As a public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

     Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters' ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders' interests. It can offer further benefits by augmenting a company's profile among potential new customers and vendors and aid in attracting talented employees.

      We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

      We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions with respect to identifying any business combination target. From the date of this prospectus, there have been no communications or discussions between any of our officers or directors and any of their potential contacts or relationships regarding a potential business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

      We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of a business combination. There are no prohibitions on our ability to raise funds privately or through loans in connection with our business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of target businesses

     We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, private investment funds. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder's fee, consulting fee or other compensation to be determined in an arm's length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder's fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our business combination

(regardless of the type of transaction that it is). None of our sponsor, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder's fees or consulting fees from a prospective business combination target in connection with a contemplated acquisition of such target by us. Although some of our officers and directors may enter into employment or consulting agreements with the post-transaction company following our business combination, the presence or absence of any such arrangements will not be used as a criterion in our selection process of an acquisition candidate.

      We are not prohibited from pursuing a business combination with a business combination target that is affiliated with our officers or directors, or making the acquisition through a joint venture or other form of shared ownership with our officers or directors. In the event we seek to complete our business combination with a business combination target that is affiliated with our executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, that such an business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

      In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information which will be made available to us.

      Michel Atlidakis, our sole officer and director, does not have any experience with transactions involving blank check companies.

     The time required to select and evaluate a target business and to structure and complete our business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our business combination.

Limited ability to evaluate the target's management team

     Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our business combination with that business, our assessment of the target business' management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

      We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our business combination.

     Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Competition

     In identifying, evaluating and selecting a target business for our business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business.

Periodic Reporting and Financial Information

     Following the date of this prospectus, we will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

     We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

     We may be required to evaluate our internal control procedures for the fiscal year ending April 30, 2018 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

                                   MANAGEMENT

       Name                   Age    Position


      Michel Atlidakis         52    Chief Executive, Financial and Accounting
                                     Officer and a Director


      The following is a brief summary of the background of our officer and director including his principal occupation during the five preceding years. Directors serve until their successors are elected and qualified or until they are removed.

      Mr. Atlidakis has been our officer and director since August 2005. Mr. Atlidakis has also been a director of Go Beyond Promotions, Inc. since 2014, a director of Revive Kitchen, Inc. between December 2013 and January 2015 and a director of Tasty Twists, Inc. between December 2013 and January 2015. Between January 2009 and December 2013 Mr. Atlidakis was an independent consultant providing services in the areas of business planning, financing, marketing, and workforce development. Mr. Atlidakis is our promoter, as that term is defined by the Securities and Exchange Commission.

      We believe that Mr. Atlidakis is qualified to serve as a director due to his experience with development stage companies.


      Our director is not independent as that term is defined in section 803 of the listing standards of the NYSE MKT. Our director does not qualify as a financial expert as that term is defined by the Securities and Exchange Commission. We do not believe a financial expert is necessary since we did not have any revenues for the year ended April 30, 2017, or the six months ended October 31, 2017.


      We have not adopted a Code of Ethics applicable to our principal executive, financial, and accounting officers and persons performing similar functions. We do not believe a Code of Ethics is needed at this time since we have only one officer.

      We do not have a compensation committee. Our director serves as our audit committee.

      Directors are elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Executive officers are elected by the directors and hold office until their resignation or removal by directors.

Executive Compensation


      The following table sets forth in summary form the compensation paid to our officer during the two years ended April 30, 2017.


                                        Stock  Option   All Other
    Name and              Salary Bonus  Awards Awards  Compensation
Principal Position Period  (1)    (2)    (3)    (4)         (5)          Total
------------------ ------ ------ -----  ------ -----   ------------     -------

Michel Atlidakis    2017    --     --     --     --         --             --
Chief Executive,    2016    --     --     --     --         --             --
  Financial and
  Accounting Officer


      We do not have any consulting or employment agreements with any of our officers or directors. None of the proceeds from this offering will be used to pay our officers for compensation which is accrued but unpaid as of the date of this prospectus. As of the date of this prospectus, we have no immediate plans to pay compensation for past services.

      Our board of directors may increase the compensation paid to our officers depending upon a variety of factors, including the results of our future operations.


     The following table shows the amount which we expect to pay to our executive officer during the twelve months ending February 28, 2019 and the amount of time this officer expects to devote to our business.


                                                      Percentage of Time
                                Projected               to be Devoted
      Name                    Compensation             to Our Operations
      ----                    ------------            ------------------

      Michel Atlidakis              --                      10%

Stock Options. We have not granted any stock options as of the date of this prospectus.

In the future, we may grant stock options to our officers, directors, employees or consultants.

Long-Term Incentive Plans. We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and have no intention of implementing any of these plans for the foreseeable future.

Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Compensation of Directors. Our directors do not receive any compensation pursuant to any standard arrangement for their services as directors. Although our bylaws permit us to pay our directors for attending meetings, we do not compensate our directors for attending meetings.

                             PRINCIPAL SHAREHOLDERS

     The following table shows the ownership, as of the date of this prospectus, of those persons owning beneficially 5% or more of the Company's common stock and the number and percentage of outstanding shares owned by each of the Company's directors and officers and by all officers and directors as a group. Each owner has sole voting and investment power over their shares of common stock.

    Name                             Shares Owned       % of Outstanding Shares
    ----                             ------------       -----------------------

    Michel Atlidakis                   556,625                  62%

    All officers and directors         556,625                  62%
       as a group (1 person)

                            DESCRIPTION OF SECURITIES

Common Stock

      We are authorized to issue 200,000,000 shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding shares of common stock can elect all directors.

     Holders of common stock are entitled to receive such dividends as may be declared by the Board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

     Holders of common stock do not have pre-emptive rights to subscribe to any additional shares which may be issued in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

     We are authorized to issue 1,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by the Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by management. As of the date of this prospectus we had not issued any shares of preferred stock.

                                LEGAL PROCEEDINGS

      We are not involved in any legal proceedings and we do not know of any legal proceedings which are threatened or contemplated.

                                 INDEMNIFICATION

     Our Bylaws authorize indemnification of a director, officer, employee or agent of us against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             ADDITIONAL INFORMATION

     We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

The Diamond Cartel Inc.

April 30, 2017 and 2016
                                                                        Index

Reports of Independent Registered Public Accounting Firm..............F-1, F-2

Balance Sheets.............................................................F-3

Statements of Operations...................................................F-4

Statements of Shareholders' Deficit........................................F-5

Statements of Cash Flows...................................................F-6

Notes to the Financial Statements..........................................F-7

-------------------------------------------------------------------------------
Paritz & Company, P.A.                              15 Warren Street, Suite 25
                                                  Hackensack, New Jersey 07601
                                                                 (201)342-7753
                                                           Fax: (201) 342-7598
-------------------------------------------------------------------------------


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
The Diamond Cartel, Inc.
London, Ontario, Canada


We have audited the accompanying balance sheet of The Diamond Cartel, Inc. as of April 30, 2017, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Diamond Cartel, Inc. as of April 30, 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated revenues since inception, has a working capital deficiency of $28,197, and has an accumulated deficit of $482,413. These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Paritz & Company, P.A.

Hackensack, NJ

January 31, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholders
The Diamond Cartel, Inc.
Wilmington, Delaware


     We have audited the accompanying balance sheet of The Diamond Cartel, Inc., (the "Company") as of April 30, 2016 and the related statements of operations, shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Diamond Cartel, Inc. as of April 30, 2016, and the results of its operations, and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses and has not generated revenues from its planned principal operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas
February 2, 2017

The Diamond Cartel Inc.
Balance Sheets



                                                       April 30,     April 30,
                                                          2017          2016
ASSETS


Total Assets                                         $        -       $     -
-------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities

  Account payable and accrued liabilities                $10,176            -
  Due to related party                                    18,021        4,922
--------------------------------------------------------------------------------
                                                          28,197        4,922
--------------------------------------------------------------------------------

Stockholders' Deficit

  Preferred Stock, 946,000 shares authorized,
    $0.001 par value; no shares issued
    and outstanding at April 30, 2016 and 2017                --           --

  Preferred stock - Series A, 54,000 shares
    authorized, $0.001 par value, 0.48 shares
    issued and outstanding at April 30, 2016 and 2017         --           --

  Common stock, 200,000,000 shares authorized,
    $0.0001 par value; 895,750 shares issued
  issued and outstanding at April 30, 2016 and 2017           90           90

  Additional paid-in capital                             454,126      454,126

  Accumulated deficit                                   (482,413)    (459,138)
--------------------------------------------------------------------------------
Total Stockholders' Deficit                            $ (28,197)      (4,922)
--------------------------------------------------------------------------------
Total Liabilities and Stockholders' Deficit            $      --           --
--------------------------------------------------------------------------------




    The accompanying notes are an integral part of these financial statements

 The Diamond Cartel Inc.
 Statements of Operations

                                                 Year Ended       Year Ended
                                               April 30, 2017   April 30, 2016
                                               --------------   ---------------

Revenue                                         $       --        $       --

Expenses
    General and administrative                      23,275             1,434
--------------------------------------------------------------------------------
Net Loss before provision for income tax           (23,275)           (1,434)
--------------------------------------------------------------------------------

Provision for income tax                                --                --
Net loss                                          $(23,275)         $ (1,434)
                                                  =========         =========

Net Loss Per Common Share - Basic and
Diluted                                           $  (0.03)         $  (0.00)
--------------------------------------------------------------------------------

Weighted Average Number of Common
  Shares Outstanding                               895,750           895,750
--------------------------------------------------------------------------------










    The accompanying notes are an integral part of these financial statements

The Diamond Cartel Inc.
Statement of Stockholders' Deficit


                           Preferred
                            Stock     Preferred  Common    Common   Additional
                                        Stock     Stock     Stock    Paid-In      Accumulated
                            Shares      Amount    Shares   Amount    Capital        Deficit     Total
--------------------------------------------------------------------------------------------------------

Balance - April 30, 2015     0.48           -    895,750    $  90     $454,126    $(457,704)  $(3,488)

Net loss for the year           -           -          -        -            -       (1,434)   (1,434)
------------------------------------------------------------------------------------------------------

Balance - April 30, 2016     0.48           -    895,750       90      454,126     (459,138)   (4,922)

Net loss for the year           -           -          -        -            -      (23,275)  (23,275)
------------------------------------------------------------------------------------------------------

Balance - April 30, 2017     0.48           -    895,750    $  90     $454,126    $(482,413)  $(28,197)
------------------------------------------------------------------------------------------------------








    The accompanying notes are an integral part of these financial statements

The Diamond Cartel Inc.
Statements of Cash Flows
                                                Year Ended       Year Ended
                                               April 30, 2017   April 30, 2016
                                               --------------   ---------------

Operating Activities

Net loss                                          $(23,275)          $(1,434)

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities            10,176                --

   Due to related party                                                1,434
                                                 ---------           -------

Net Cash Used in Operating Activities              (13,099)               --
                                                 ---------           -------

Financing Activities:

    Proceeds of loan from related party             13,099                --
                                                 ---------           -------
Net Cash Provided by Financing Activities           13,099                --
                                                 ---------           -------
Change in Cash                                          --                --

Cash - Beginning of year                                --                --
                                                 ---------           -------

Cash - End of year                               $      --                --
                                                 ---------           -------

Supplemental Disclosures:

      Interest paid                                     --                --
      Income taxes paid                                 --                --
                                                 ---------           -------







    The accompanying notes are an integral part of these financial statements

The Diamond Cartel Inc.
Notes to the Financial Statements
April 30, 2017


1.    Nature of Operations

   The Diamond Cartel Inc. (the "Company") was incorporated in the State of Delaware on August 17, 2005. The Company is a newly organized Blank Check Company which plans to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business with one or more businesses. The Company has not identified any business combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

2.    Going Concern

   These financial statements have been prepared on a going concern basis, which contemplates the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenue since inception. At April 30, 2017, the Company has a working capital deficiency of $28,197 and has accumulated deficit of $482,413. These factors, among others, raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and the ability of the Company to obtain necessary equity financing to continue operations. The Company intends to fund its activities through debt and equity financing arrangements. There is no assurance that the Company will obtain the necessary financing to complete its objectives.

3.    Summary of Significant Accounting Policies

      a)  Basis of Accounting

          The Company's financial statements are prepared in accordance with accounting principles generally accepted in the United States. The Company has an April 30 year-end.

      b)  Use of Estimates

          The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

      c)  Cash and Cash Equivalents

          For purposes of the statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

      d)  Basic and Diluted Net Income (Loss) Per Share

          The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible securities, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

      e)  Financial Instruments

          The Company's financial instruments consist of amounts due to related party. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, the Company believes that the recorded values of all financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

      f)  Related Parties

          The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. See Note 4.

      g)  Comprehensive Loss

          ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at April 30, 2017 and 2016, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

      h)  Income Taxes

          Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740, Income Taxes as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net
          operating   losses  have  not  been   recognized  in  these  financial
          statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. i) Fair value

          Accounting standards regarding fair value of financial instruments define fair value, establish a three-level hierarchy which prioritizes and defines the types of inputs used to measure fair value, and establish disclosure requirements for assets and liabilities presented at fair value on the balance sheets. Fair value is the amount that would be received from the sale of an asset or paid for the transfer of a liability in an orderly transaction between market participants. A liability is quantified at the price it would take to transfer the liability to a new obligor, not at the amount that would be paid to settle the liability with the creditor.

      The three-level hierarchy is as follows:

     o Level 1 inputs consist of unadjusted quoted prices for identical instruments in active markets.

     o    Level 2 inputs consist of quoted prices for similar instruments.

     o Level 3 valuations are derived from inputs which are significant and unobservable and have the lowest priority.

      Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The carrying amounts reported in the balance sheet for amounts due to related party approximate their fair market value based on the short-term maturity of these instruments.

      j)  Recent Accounting Pronouncements

          The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

4.    Related Party Transactions and Balances

   As of April 30, 2017 and 2016, the Company was indebted to the President of the Company for $18,021 and $4,922, respectively, for expenses incurred on behalf of the Company. The amount is non-interest bearing, unsecured, and due on demand.

5.    Income Taxes

   The reconciliation of income tax benefit at the U.S. statutory rate of 35% for the period from inception to April 30, 2017 and 2016 to the company's effective tax rate is as follows:

                                                             2017      2016
                                                             ----      ----

   Tax benefit at U.S. statutory rate                     $  8,146    $ 502
   Change in valuation allowance                            (8,146)    (502)


   The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at April 30, 2017 and 2016 are as follows:

                                                       2017           2016
                                                       ----           ----

   Net operating loss:                              $ 168,845      $ 160,699
   Valuation allowance                               (168,845)      (160,699)
                                                    ---------      ---------
                                                            0              0

   Change in valuation allowance:

    Balance, April 30, 2016                        $ (160,699)      (160,197)
    Increase in valuation allowance                    (8,146)          (502)
                                                   ----------       --------
    Balance, April 30, 2017                         $(168,845)      $(160,699)
                                                   ===========      =========

   The Company has approximately $482,413 of net operating losses ("NOL") carried forward to offset taxable income, if any, in future years which expire in fiscal 2025. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

6.    Subsequent Events

   Management has evaluated subsequent events through January 31, 2018, the date that these financial statements were available to be issued. There have been no events that would require adjustment to or disclosure in the financial statements.

The Diamond Cartel Inc.

October 31, 2017
                                                                         Index

Balance Sheets............................................................F-12

Statements of Operations..................................................F-13

Statements of Cash Flows..................................................F-14

Notes to the Financial Statements.........................................F-15

The Diamond Cartel Inc.
Unaudited Balance Sheets


                                                       October 31,    April 30,
                                                          2017          2017
ASSETS

Current Assets
  Prepaid expenses                                     $   222        $     -
--------------------------------------------------------------------------------
Total Assets                                               222              -
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Account payable and accrued liabilities             $  4,160        $10,176
  Due to related party                                  28,416         18,021
--------------------------------------------------------------------------------
                                                        32,576         28,197
--------------------------------------------------------------------------------

Stockholders' Deficit

  Preferred Stock, 946,000 shares authorized,
    $0.001 par value; no shares issued and
    outstanding at October 31, 2017 and April 30, 2017       -              -

  Preferred stock - Series A, 54,000 shares authorized,
    $0.001 par value, 0.48 shares issued and outstanding
    at October 31, 2017 and April 30, 2017                   -              -

  Common stock, 200,000,000 shares authorized,
    $0.0001 par value; 895,750 shares issued and
    outstanding at October 31, 2017 and April 30, 2017      90             90

  Additional paid-in capital                           454,126        454,126

  Accumulated deficit                                 (486,570)      (482,413)
--------------------------------------------------------------------------------
Total Stockholders' Deficit                          $ (32,354)     $ (28,197)
--------------------------------------------------------------------------------
Total Liabilities and Stockholders' Deficit          $     222      $       -
--------------------------------------------------------------------------------



    The accompanying notes are an integral part of these financial statements

 The Diamond Cartel Inc.
 Unaudited Statements of Operations

                                                   Six Months      Six Months
                                                      Ended           Ended
                                                   October 31,     October 31,
                                                      2017            2016

Revenue                                           $      --          $     --

Expenses
   General and administrative                         4,157            15,842
--------------------------------------------------------------------------------
Net Loss before provision for income tax             (4,157)          (15,824)
--------------------------------------------------------------------------------

Provision for income tax                                 --                --

Net Loss                                          $  (4,157)         $(15,824)
                                                  =========          ========

Net Loss Per Common Share - Basic
  and Diluted                                     $   (0.00)         $  (0.00)
--------------------------------------------------------------------------------
Weighted Average Number of Common Shares
  Outstanding                                       895,750           895,750
--------------------------------------------------------------------------------




    The accompanying notes are an integral part of these financial statements

The Diamond Cartel Inc.
Unaudited Statements of Cash Flows

                                                      Six Months    Six Months
                                                        Ended          Ended
                                                      October 31,   October 31,
                                                         2017          2016
Operating Activities

Net loss                                             $  (4,157)   $  (15,842)

Changes in operating assets and liabilities:
     Prepaid expense                                      (222)       (1,119)
Accounts payable and accrued liabilities                (6,016)        3,842
--------------------------------------------------------------------------------

Net Cash Used in Operating Activities                  (10,395)      (13,119)
--------------------------------------------------------------------------------

Financing Activities:
   Proceeds of loan from related party                  10,395        13,119
--------------------------------------------------------------------------------

Net Cash Provided by Financing Activities               10,395        13,119
--------------------------------------------------------------------------------

Change in Cash                                               -             -

Cash - Beginning of period                                   -             -
--------------------------------------------------------------------------------

Cash - End of period                                   $     -       $     -
--------------------------------------------------------------------------------

Supplemental Disclosures:

      Interest paid                                    $     -       $     -
      Income taxes paid                                $     -       $     -
--------------------------------------------------------------------------------




    The accompanying notes are an integral part of these financial statements

The Diamond Cartel Inc.
Unaudited Notes to the Financial Statements
October 31, 2017

1.    Nature of Operations

   The Diamond Cartel Inc. (the "Company") was incorporated in the State of Delaware on August 17, 2005. The Company is a newly organized Blank Check Company which plans to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business with one or more businesses. The Company has not identified any business combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

2.    Going Concern

   These financial statements have been prepared on a going concern basis, which contemplates the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenue since inception.. At October 31, 2017, the Company has a working capital deficiency of $32,354 and has accumulated deficit of $486,570. These factors, among others, raise substantial doubt regarding the Company's ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and the ability of the Company to obtain necessary equity financing to continue operations. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company intends to fund its activities through debt and equity financing arrangements. There is no assurance that the Company will obtain the necessary financing to complete its objectives.

3.    Summary of Significant Accounting Policies

      a)  Basis of presentation

          The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with Article 8 of Regulation S-X of the United States Securities and Exchange Commission ("SEC"). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company's management, the accompanying unaudited financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company at October 31, 2017 and the results of operations and cash flows for the periods presented. The results of operations for the six months ended October 31, 2017 are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited financial statements should be read in conjunction with the financial statements and related notes thereto included elsewhere in this filing for the years ended April 30, 2017 and 2016.

          The Company's financial statements are prepared in accordance with accounting principles generally accepted in the United States. The Company has an April 30 year-end.

      b)  Use of Estimates

          The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

4.    Related Party Transactions and Balances

   As at October 31, 2017 and April 30, 2017, the Company was indebted to the President of the Company for $28,416 and $18,021, respectively, for expenses incurred on behalf of the Company. The amount is non-interest bearing, unsecured, and due on demand.

5.    Subsequent Events

   Management has evaluated subsequent events through January 31, 2018, the date that these financial statements were available to be issued. There have been no events that would require adjustment to or disclosure in the financial statements.

                                TABLE OF CONTENTS
                                                                     Page

PROSPECTUS SUMMARY ................................................    4
RISK FACTORS ......................................................    6
MARKET FOR OUR COMMON STOCK .......................................   10
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS................................   11
BUSINESS...........................................................   13
MANAGEMENT ........................................................   18
PRINCIPAL SHAREHOLDERS.............................................   20
DESCRIPTION OF SECURITIES..........................................   23
LEGAL PROCEEDINGS..................................................   23
INDEMNIFICATION ...................................................   23
AVAILABLE INFORMATION..............................................   24
FINANCIAL STATEMENTS...............................................   25

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

     Until ______________, ____, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered.

            SEC Filing Fee                                       $     6
            Blue Sky Fees and Expenses                             1,000
            Legal Fees and Expenses                               35,000
            Accounting Fees and Expenses                          15,000
            Miscellaneous                                          3,994
                                                                 -------
                         TOTAL                                   $55,000
                                                                 =======

      All expenses other than the SEC filing fee are estimated.

Item 14. Indemnification of Directors and Officers.

     Our bylaws provide that we may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

Item 15. Recent Sales of Unregistered Securities.

     None.


Item 16. Exhibits and Financial Statement Schedules.

Exhibit No. Description

3.1  Certificate of Incorporation, as amended (1)

3.2  By-laws (1)

4.1  Designation of Series A Preferred Stock (1)

5    Form of Opinion of Hart & Hart (1)

23.1 Consent of Attorneys (1)


23.2 Consents of Accountants


(1) Filed with Amendment No. 1 to Registration Statement.

Item 17.    Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

            Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i) If the registrant is relying on Rule 430B:

      (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                 (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

            (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The  undersigned  registrant  undertakes  that  in a  primary  offering  of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.


      (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, Ontario, Canada, on the 31st day of January, 2018.

                                           THE DIAMOND CARTEL, INC.


                                           By: /s/ Michel Atlidakis
                                               --------------------------
                                               Michel Atlidakis
                                               Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                             Position                         Date
----                             --------                         ----


/s/ Michel Atlidakis          Principal Executive,           January 31, 2018
------------------------      Financial and Accounting
Michel Atlidakis              Officer and a Director